UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Kelly Services, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Securities Beneficially Owned by Principal Stockholders and Management
REPORT OF THE AUDIT COMMITTEE
AUDIT AND RELATED FEES
EXECUTIVE COMPENSATION
Matters to be Brought Before the Meeting
Election of Directors Proposal 1

April 10, 2006

To Our Stockholders:

      You are cordially invited to attend the Annual Meeting of Stockholders of Kelly Services, Inc., which will be held at 11:00 a.m., Eastern Daylight Time, Wednesday, May 10, 2006, in the Auditorium located on the First Floor of the Kelly Services Headquarters Building, 999 West Big Beaver Road, Troy, Michigan.

      Matters scheduled for consideration at this Meeting are the election of three Directors, approval of amendment to 1999 Non-Employee Directors Stock Option Plan and ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for 2006.

      Whether you plan to attend or not, please date, sign and return the proxy card in the accompanying envelope. Your vote is important no matter how many shares you own. If you do attend the Meeting and desire to vote in person, you may do so even though you have previously submitted your proxy.

      We look forward to seeing you at the Meeting.

Sincerely,

VERNE G. ISTOCK
Non-Executive Chairman

CARL T. CAMDEN
President and Chief
Executive Officer

KELLY SERVICES, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of

Kelly Services, Inc.

      Notice is hereby given that the Annual Meeting of Stockholders of Kelly Services, Inc., a Delaware corporation, will be held at the offices of the Company, 999 West Big Beaver Road, Troy, Michigan 48084-4782, on May 10, 2006 at 11:00 a.m., Eastern Daylight Time, for the following purposes:

1.	To elect three Directors as set forth in the accompanying Proxy Statement.

2.	To approve amendment to the Kelly Services, Inc. 1999 Non-Employee Directors Stock Option Plan.

3.	To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the year 2006.

4.	To transact any other business as may properly come before the Meeting or any postponement or adjournment thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH DIRECTOR NOMINEE AS SET FORTH IN PROPOSAL 1, A VOTE FOR APPROVAL OF THE AMENDMENT TO THE 1999 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN AS DESCRIBED IN PROPOSAL 2 AND A VOTE FOR THE APPOINTMENT OF PRICEWATERHOUSECOOPERS AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AS SET FORTH IN PROPOSAL 3.

      Only holders of the Company’s Class B common stock of record at the close of business on March 14, 2006 will be entitled to notice of and to vote at the Meeting.

      To ensure a quorum, it is important that your proxy be mailed promptly in the enclosed envelope, which requires no postage.

By Order of the Board of Directors

April 10, 2006

999 West Big Beaver Road
Troy, Michigan 48084-4782

DANIEL T. LIS
Corporate Secretary

KELLY SERVICES, INC.

999 West Big Beaver Road
Troy, Michigan 48084-4782

April 10, 2006

PROXY STATEMENT

2006 ANNUAL MEETING OF STOCKHOLDERS

      This statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Kelly Services, Inc. (the “Company”) for use at the Annual Meeting of Stockholders of the Company to be held at the corporate offices of the Company in Troy, Michigan on May 10, 2006 for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The approximate date on which this Proxy Statement and enclosed form of proxy are first being sent to stockholders of the Company is April 10, 2006. If the enclosed form of proxy is executed and returned by the stockholder, it may nevertheless be revoked by the person giving it by written notice of revocation to the Corporate Secretary of the Company, by submitting a later dated proxy or by appearing in person at the Annual Meeting any time prior to the exercise of the powers conferred thereby.

      If a proxy in the accompanying form is properly executed, returned to the Company and not revoked, the shares represented by the proxy shall be voted in accordance with the instructions set forth thereon. If no instructions are given with respect to the matters to be acted upon, the shares represented by the proxy will be voted FOR the election of three Directors, designated Proposal 1 on the proxy, FOR the proposal to amend the 1999 Non-Employee Directors Stock Option Plan, designated Proposal 2 on the proxy, FOR the proposal to ratify the selection of the independent registered public accounting firm, designated Proposal 3 on the proxy, and on any other matters that properly come before the Annual Meeting in such manner as may be determined by the individuals named as proxies.

      Only stockholders of record of the Class B common stock at the close of business on March 14, 2006 will be entitled to notice of and to vote at the Annual Meeting of Stockholders. Class B common stock is the only class of the Company’s securities with voting rights.

      At the close of business on March 14, 2006, the number of issued and outstanding voting securities (exclusive of treasury shares) was 3,464,745 shares of the Class B common stock, having a par value of $1.00 per share. Class B stockholders on the record date will be entitled to one vote for each share held.

      Pursuant to the Company’s by-laws, the holders of 60% of the issued and outstanding shares of Class B common stock who are entitled to vote at a stockholders’ meeting, in person or represented by proxy, will constitute a quorum. Shares that are present and entitled to vote on any of the proposals to be considered at the Annual Meeting will be considered to be present at the Annual Meeting for purposes of establishing the presence or absence of a quorum for the transaction of business. A “broker non-vote” occurs if a broker indicates on the enclosed proxy that it does not have discretionary authority as to certain shares to vote on a particular proposal, but otherwise has authority to vote at the Annual Meeting. Abstentions and shares subject to broker non-votes will be considered as present for purposes of determining the presence or absence of a quorum at the Annual Meeting.

      This solicitation of proxies is made on behalf of the Board of Directors of the Company. The cost of soliciting proxies will be borne by the Company. The solicitation of proxies will be made primarily by mail. The Company may also make arrangements with brokerage houses, custodians, banks, nominees, and fiduciaries to forward solicitation material to beneficial owners of stock held of record by them and to obtain authorization to execute proxies. The Company may reimburse such institutional holders for reasonable expenses incurred by them in connection therewith.

Securities Beneficially Owned by
Principal Stockholders and Management

      Under regulations of the Securities and Exchange Commission, persons who have power to vote or dispose of common stock of the Company, either alone or jointly with others, are deemed to be beneficial owners of the common stock.

      Set forth in the following table are the beneficial holdings on February 10, 2006, on the basis described above, of each person known by the Company to own beneficially more than five percent of the Class B common stock:

	Number of Shares		Percent
Name and Address of	and Nature of		Of
Beneficial Owners	Beneficial Ownership(a)(b)		Class(b)

T. E. Adderley	3,214,390(c)	(d)(e)	92.8
999 West Big Beaver Road
Troy, Michigan 48084
J.P. Morgan Chase & Co.	122,692(f)		3.5
270 Park Avenue
New York, NY 10017

(a)	Nature of beneficial ownership of securities is direct unless otherwise indicated by footnote. Beneficial ownership as shown in the table arises from sole voting power and sole investment power unless indicated by footnote.

(b)	Because Securities and Exchange Commission attribution rules require stock held in trust to be treated as beneficially held by each co-trustee sharing voting power for the stock, of the 122,692 shares reported as being beneficially owned by J.P. Morgan Chase & Co., 72,450 shares are also included in the 3,214,390 shares reported by T. E. Adderley.

(c)	Includes 1,970,751 shares held by the Terence E. Adderley Revocable Living Trust B of which Mr. Adderley is a co-trustee and has sole investment and voting power; 1,171,189 shares in the William R. Kelly Marital Trust of which Mr. Adderley is a co-trustee and has sole investment and voting power; 71,825 shares in an irrevocable trust, of which he is beneficiary and has shared voting and investment power; and 625 shares held in five separate trusts of which he is a co-trustee with shared voting and investment power, in which he has no equity interest.

(d)	Mr. Adderley is deemed a “control person” of the Company under applicable regulations of the Securities and Exchange Commission and NASD rules.

(e)	Following the finding that Mr. Adderley was medically incapacitated after suffering a cardiac incident on February 8, 2006, the Probate Court of Oakland County, Michigan rendered decisions clarifying the power to vote the Class B shares beneficially owned by him. Carl T. Camden, President and Chief Executive Officer, Verne G. Istock, Non-Executive Chairman of the Board, and B. Joseph White, a member of the Board of Directors, as Individual Trustees share the power to vote and dispose of the 1,970,751 Class B shares (representing 56.9 per cent of all outstanding Class B shares) held by the Terence E. Adderley Revocable Living Trust B with the other successor Individual Co-Trustees. Any decisions regarding the Class B shares owned by the Trust, including decisions with respect to voting and disposition of the Class B shares, requires the approval of a majority of the successor Individual Co- Trustees. Messrs. Camden, Istock and White are not

beneficiaries of the Trust and do not have any economic interest in the Class B shares held by the Trust; each of them has disclaimed beneficial ownership of all of the Class B shares held by the Trust. Bank One Trust Company, N. A., a subsidiary of J P Morgan Chase, serves as Corporate Trustee of the William R. Kelly Trusts and in such capacity currently has sole voting and investment power over 1,171,189 Class B shares (representing 33.8 per cent of all outstanding Class B shares) held in trust and beneficially owned by Mr. Adderley.

(f)	Based upon a report filed by J.P. Morgan Chase & Co. with the Securities and Exchange Commission on Schedule 13G dated February 3, 2006 and upon subsequent information received from J.P. Morgan Chase & Co. upon which the Company relies for the information presented. The report indicates that the 122,692 shares of Class B common stock held by J.P. Morgan Chase & Co. are categorized as follows with respect to voting power and investment power: Voting Power: sole voting power 109,023; shared voting power 1,974; Investment Power: sole investment power 120,577; shared investment power 1,974.

      Set forth in the following table are the beneficial holdings of the Class A and Class B common stock on February 10, 2006, on the basis described above, of each director and all directors and officers as a group.

	Class A Common Stock			Class B Common Stock

	Number of Shares			Number of Shares
	and Nature of		Percent of	and Nature of		Percent of
Directors	Beneficial Ownership(a)		Class	Beneficial Ownership		Class

T. E. Adderley	11,806,504	(b)	36.4	3,214,390	(c)	92.8
C. T. Camden	278,339		*	100		*
J. E. Dutton	3,969		*	100		*
M. A. Fay, O.P.	25,562		*	100		*
V. G. Istock	29,205		*	1,475		*
D. R. Parfet	3,945		*	100		*
B. J. White	26,330		*	100		*
All Directors and Executive Officers as a Group	12,454,172		38.4	3,216,665		92.8

*	Less than 1%

(a)	Includes shares which the individuals have a right to acquire through the exercise of stock options within 60 days. Such exercisable options include: 510,834 for T. E. Adderley; 178,336 for C. T. Camden; 2,000 for J. E. Dutton; 19,000 for M. A. Fay; 19,000 for V. G. Istock; 1,000 for D. R. Parfet; 19,000 for B. J. White; 60,668 for M. L. Durik; 105,002 for W. K. Gerber; and 5,502 for D. T. Lis.

(b)	Includes 4,786,890 shares directly held; 4,495,013 shares in the William R. Kelly Marital Trust of which Mr. Adderley is co-trustee with Bank One Trust Company N.A.; 30,000 shares in a charitable trust of which Mr. Adderley is a co-trustee with Bank One Trust Company, N.A.; 260,612 shares in an irrevocable trust, of which he is a beneficiary; 1,499,513 shares held in separate trusts of which he is co-trustee with sole or shared investment power, in which he has no equity interest; and 223,642 shares held in the Estate of Margaret A. Kelly, of which Mr. Adderley is co-personal representative.

(c)	See footnotes (c), (d) and (e) to first table.

Section 16(a) Beneficial Ownership Reporting Compliance

      Under the securities laws of the United States, the Company’s directors, executive officers and any person who beneficially owns more than 10% of the common stock (collectively, the “Reporting Persons”) are required to report their ownership of the common stock and any changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and pursuant to applicable rules, the Company is required to report in its proxy statement any failure to file by these due dates. Based on certifications received from the Reporting Persons and on copies of the reports that such persons have filed with the Securities and Exchange Commission, all required reports of Reporting Persons have been timely filed with the Securities and Exchange Commission for 2005.

Information Regarding Status as a Controlled Company, the Board of Directors,

Its Standing Committees and Governance Principles

Controlled Company Exemption

      Nasdaq has established specific exemptions from its listing standards for controlled companies. The Company is a “controlled company” by virtue of the fact that trusts for the benefit of Terence E. Adderley, former Chairman and Chief Executive Officer, have the power to vote more than fifty percent of the Company’s outstanding voting stock.

      During February 2006, Terence E. Adderley suffered a cardiac incident. Following the determination that he was medically incapacitated, the Company implemented its corporate succession plan and the voting power over his Class B shares was judicially determined to vest in the individual and corporate trustees of trusts holding shares for the benefit of Mr. Adderley.

      Carl T. Camden, President, became Chief Executive Officer, and remains on the Board of Directors. Verne G. Istock became non-executive Chairman of the Board of Directors.

      Messrs. Istock, Camden and B. Joseph White, a member of the Board of Directors, accepted appointment as individual trustees and were vested with voting power to control 1,970,751 Class B voting shares (representing 56.9 per cent of all outstanding Class B shares) held in trust for Mr. Adderley. Bank One Trust Company N.A. as trustee of the William R. Kelly Marital Trust was determined to have sole voting power of 1,171,189 Class B shares (representing 33.8 per cent of all outstanding Class B shares).

      A controlled company is not required to have a majority of its Board of Directors comprised of independent directors. Director nominees are not required to be selected or recommended for the Board’s selection by a majority of independent directors or a nominations committee comprised solely of independent directors, nor does Nasdaq require a controlled company to certify the adoption of a formal written charter or board resolution, as applicable, addressing the nominations process. A controlled company is also exempt from Nasdaq’s requirements regarding the determination of officer compensation by a majority of independent directors or a compensation committee comprised solely of independent directors.

      A controlled company is required to have an Audit Committee composed of at least three directors, who are independent as defined under the rules of both the Securities and Exchange Commission and Nasdaq. Nasdaq further requires that all members of the Audit Committee have the ability to read and understand fundamental financial statements and that at least one member of the Committee possess financial sophistication. The independent directors must also meet at least twice a year in meetings at which only they are present.

Board of Directors

      The Board of Directors is responsible for overseeing the business of the Company.

      At its regularly scheduled meeting on February 8, 2006 the Board had affirmatively determined that Maureen A. Fay, Verne G. Istock and Donald R. Parfet, who are nominees for election at the 2006 Annual Meeting, and Directors Jane E. Dutton and B. Joseph White, whose respective terms of office continue until the Annual Meeting of the Stockholders in 2007 and 2008, are independent as that term is defined by the Nasdaq listing standards, and that none of them had a material relationship with the Company. As a result of the medical incapacity of Terence E. Adderley, Messrs. Istock and White together with Carl T. Camden, President and Chief Executive Officer, assumed voting power of a majority of the outstanding Class B voting shares in March 2006 and are no longer deemed independent. Mr. Adderley remains a member of the Board of Directors.

      In February 2006 the Board of Directors also reaffirmed its Corporate Governance Principles which were first adopted in February 2004. The full text of the Corporate Governance Principles and the charters of the Board’s three standing committees, which are an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee, are available on the Company’s website at www.kellyservices.com under the caption “Corporate Governance.”

      The Board held eight meetings during the last fiscal year.

Standing Committees

      The Audit Committee, which was then composed of J. E. Dutton, M. A. Fay, V. G. Istock (Chair), D. R. Parfet and B. Joseph White, held ten meetings in 2005. The Audit Committee’s purpose is to approve the scope of the work and fees of the independent registered public accounting firm and to review with the independent registered public accounting firm their report or opinion on the Company’s financial statements and the Company’s internal control over financial reporting. Following their assumption of voting power of a majority of the outstanding Class B shares in March 2006, Messrs. Istock and White stepped down as members of the Audit Committee. D. R. Parfet assumed the Chair and M. A. Fay and J. E. Dutton continued to serve as committee members. The Board has unanimously determined that M. A. Fay and D. R. Parfet qualify as “audit committee financial experts” within the meaning of SEC regulations and as such meet the “financial sophistication” requirements under current Nasdaq listing standards. J. E. Dutton has the requisite understanding of financial statements to serve as a member of the Audit Committee. At least one member of the Audit Committee has financial management expertise.

      The Compensation Committee, whose functions are described in the Compensation Committee Report on page 10 of this Proxy Statement, held four meetings in 2005 and is composed of J. E. Dutton, M. A. Fay, D. R. Parfet, V. G. Istock and B. J. White (Chair).

      The Corporate Governance and Nominating Committee, whose members are T. E. Adderley, J. E. Dutton, M. A. Fay (Chair), D. R. Parfet, V. G. Istock and B. J. White, held five meetings during 2005. The Committee’s responsibilities include assisting the Board of Directors in identifying individuals qualified to become Directors, overseeing the compensation and structure of the Board of Directors and the standing committees, developing and monitoring a process to evaluate Board and committee effectiveness and maintaining and overseeing the implementation of the Company’s corporate governance principles.

      All of the Directors of the Company attended at least 75 percent of the aggregate number of meetings of the Board of Directors and committees on which each served during 2005.

      Below is a description of key Corporate Governance Principles and how they have been implemented, if appropriate.

Director Nominations, Qualifications, Effectiveness and Independence

      The Board is responsible for approving director nominees based on the recommendation of the Corporate Governance and Nominating Committee. The Board has not adopted a policy whereby stockholders may recommend nominees because of the Company’s status as a controlled company.

      Directors must have the highest personal and professional character and integrity and substantial experience in positions with a high degree of responsibility in the companies or institutions with which they are affiliated. Candidates are selected based upon the contributions they can make to the Board.

      Directors are provided an orientation program and participate in continuing education through presentations developed by the Company.

      The number of boards on which a director serves, along with any other time commitments a director may have, are considerations in determining the director’s ability to serve effectively. The Board conducts an annual evaluation of its performance. The evaluation process includes an assessment of the Board’s effectiveness and independence, access to and review of information provided by management, responsiveness to stockholder concerns and maintenance of standards of business conduct and ethics and of the Principles.

      At least annually the Board assesses the independence of the Company’s non-management directors and the financial sophistication or financial expertise of the members of the Audit Committee. In determining the independence of the current nominees and continuing non-management Directors, the Board primarily considered the following factors:

•	No nominee or director is an officer or employee of the Company or its subsidiaries;

•	No nominee or director has an immediate family member who is an officer of the Company or its subsidiaries;

•	No nominee or director or an immediate family member has a current or past material relationship with the Company;

•	No nominee or director or immediate family member accepted payments from the Company (other than for Board service) in excess of $60,000;

•	No nominee or director has been employed by the Company’s independent registered public accounting firm for at least three years;

•	No officer of the Company serves on the compensation committee or the board of directors of any corporation that employs a nominee or director or a member of the immediate family of a nominee or director;

•	No nominee or director was a partner, controlling shareholder or executive officer of any organization to which the Company made or received payments of the greater of $200,000 or 5% of the recipient’s gross revenue.

Tenure

      A non-management director shall tender his or her resignation at the time of resignation, retirement or termination from his or her current position, upon a material change in position or upon attaining age seventy. The Board retains sole discretion whether or not to accept a resignation. Term limits are not established. The perceived value of term limits are outweighed by the contributions of directors who have been able to develop, over a period of time, increasing insight into the Company’s operations and strategic direction.

Meetings and Attendance

      Six regular meetings at appropriate intervals are considered desirable for the Board to properly discharge its duties. Special meetings may be called to address specific needs.

      Directors are expected to attend the Annual Meeting of the Stockholders, all Board meetings and all meetings of the committees on which they individually serve. All Directors then in office attended the 2005 Annual Meeting of the Stockholders.

      The independent directors are required to meet in executive session at least twice annually.

Management Evaluation and Succession Planning

      At least annually the Compensation Committee discusses potential successors as Chief Executive Officer and reviews the performance of members of senior management.

Code of Business Conduct and Ethics

      The Board has adopted a Code of Business Conduct and Ethics (the “Code”) that applies to all Directors, officers and employees to help them recognize and deal with ethical issues, deter wrongdoing, provide mechanisms to report dishonest or unethical conduct and help foster a culture of honesty and accountability. The Code addresses conflicts of interest, corporate opportunities, confidentiality, protection and proper use of assets, fair dealing, compliance with laws, rules and regulations and Company policies, public company reporting requirements and provides an enforcement mechanism.

      The full text of the Code of Business Conduct and Ethics, which was reaffirmed by the Board of Directors in February 2006, is posted on the Company’s website, at www.kellyservices.com, under the “Corporate Governance” caption. This information is available in print to any stockholder who requests it from the Investor Relations Department. The Company will disclose future amendments to, or waivers from the Code for its Directors, Executive Officers and senior financial officers on its website within five business days following the date of amendment or waiver, or such earlier period as may be prescribed by the SEC.

Stockholder Communications

      Stockholders may communicate with the Board of Directors, in writing, addressed to the Board of Directors and mailed to the Corporate Secretary, Kelly Services, Inc., 999 West Big Beaver Road, Troy, MI 48084. All written stockholder communications will be summarized and reported to the Board at its regularly scheduled meetings.

Compensation of Directors

      Directors of the Company who are not salaried officers are paid an annual fee of $50,000 (consisting of a $25,000 cash retainer fee and a stock award worth $25,000), a fee of $1,500 for each meeting of the Board of Directors attended and a fee of $1,000 for each meeting of a committee of the Board of Directors attended. The $25,000 stock award portion of the annual fee is made under the Non-Employee Directors Stock Award Plan approved by the stockholders in 1995, as amended on May 14, 2001, from which each non-officer Director receives an annual grant of shares of the Company’s Class A common stock equal in value to the Director’s annual cash retainer fee.

      The Director who serves as chair of the Audit Committee is paid an additional retainer of $10,000. Directors who serve as chairs of the Compensation and Corporate Governance and Nominating Committees are paid an additional annual retainer of $5,000.

      On May 10, 1999, the stockholders approved the adoption of the Kelly Services, Inc. 1999 Non-Employee Directors Stock Option Plan, under which the Board of Directors from time to time may make discretionary grants of options to purchase shares of Class A common stock to non-employee directors. In 2005, the Board granted to each non-employee director an option to purchase 3,000 shares of Class A common stock at the fair market value of the stock on the day of the grant. Each of these 10-year options vests in thirds in each of the three years immediately following the grant date.

2005 COMPENSATION COMMITTEE REPORT

COVERING EXECUTIVE COMPENSATION

      The Company’s compensation program for senior officers, including the named executive officers, is administered by the Compensation Committee of the Board of Directors. The Committee reviews and approves all adjustments in salary and short-term incentive awards for executives of the Company, including, with respect to 2005, administering the Kelly Services, Inc. Short-Term Incentive Plan. The Committee also administers the Kelly Services, Inc. Equity Incentive Plan and approves the grant of awards under such Plan.

Compensation Principles

      The objectives of the Company’s executive compensation program are: (a) to align key executive and management employees with the Company’s strategic and financial objectives; (b) to attract and retain a management team of high quality; (c) to create incentives which motivate employees to achieve continual growth and increasing profitability of the Company; and (d) to promote the common interests of stockholders, executives, and key management employees.

      Total compensation is directly related to the successful achievement of the Company’s performance objectives. Objectives are established on an annual basis, the achievement of which is rewarded annually. All compensation, other than stock options and restricted stock awards which are time-based, is based on successful accomplishment of established objectives reflecting the Company’s business and financial goals. Some performance objectives are Company-wide; others will vary, depending on individual responsibilities, groups of employees, or particular projects and plans.

      The Company ordinarily seeks to provide performance-based compensation that allows for maximum deductibility under Section 162(m) of the Internal Revenue Code and related regulations. However, tax deductibility is only one of many factors that must be considered in any final decision regarding executive compensation. In order to best serve the Company and the interests of its stockholders, the Company may determine that payment of non-deductible compensation is necessary and appropriate to provide awards consistent with the overall philosophy and objectives of the compensation program.

      The following is a discussion of the major elements of the Company’s executive compensation program along with a description of the decisions and actions taken by the Committee with regard to 2005 compensation of Mr. Adderley who was then serving as the Company’s Chairman and Chief Executive Officer.

Stock Ownership

      The Committee seeks to encourage substantial stock ownership by the Company’s senior officers so as to align their interests more closely with the stockholders’ interests. In order to do so, the Committee has approved share ownership requirements for these executives. Upon achievement of the minimum share ownership requirement, all senior officers are additionally required to retain ownership in fifty percent of any net after-tax shares of vested restricted stock.

      During 2005, the Committee introduced minimum share ownership requirements of 70,000 shares for the Chairman and Chief Executive Officer, 50,000 shares for the President and Chief Operating Officer, 30,000 shares for the executive vice presidents, and 10,000 shares for the senior vice presidents. In conjunction with the introduction of the new minimum share requirements, the Committee approved the use of one-time introductory Restricted Share awards. Mr. Adderley was granted an introductory award of 40,000 Restricted Shares. The Committee also reviewed and approved introductory Restricted Shares for other senior officers. These introductory Restricted Shares vest over a five-year period.

      Senior officers are required to maintain their stock ownership levels as long as they are employed by the Company and are participants in the stock ownership plan. The Committee reviews the senior officers’ progress toward and compliance with the share ownership requirements on an annual basis.

Succession Planning

      In May 2005, the Committee conducted a detailed review of the individual senior officers, which included performance assessments, potential for advancement, identification of potential successors, developmental needs, compensation history and stock ownership history. This review coincided with the determination and approval of annual salary, bonus and stock equity awards.

      During the review, the Committee assessed Mr. Adderley’s 2004 performance in relation to the previously established objectives. In addition, the Committee also established Mr. Adderley’s performance objectives for the 2005 year. The factors and criteria upon which Mr. Adderley’s performance and compensation are based include but are not limited to financial measures, including revenue and earnings growth and operating expense control, business leadership, strategic effectiveness, human resource management, long-term shareholder interests, investor relations and corporate governance.

Annual Compensation

      Annual cash compensation for the named executive officers consists of base salaries and cash incentive bonuses.

      Base salaries for the named executive officers are targeted to be competitive with the marketplace, identified by national surveys of executive compensation in which the Company periodically participates and which are recognized as credible within the professional field of compensation management. Because the Company competes to recruit executive-level personnel from many industries and not just from the staffing industry, the companies included in the surveys referred to above are not the same as those included in the indices used in this Proxy Statement for stock performance graph purposes. Base salaries are targeted to correspond generally with the median of the range of salaries in the surveys consulted.

      Competitive assessments include reviewing salary survey data of comparative companies, not necessarily in the staffing industry, and other relevant factors. Individual performance is also a factor in determining base salary. The Committee is responsible for reviewing and approving the annual salary for all officers.

      June 1 is now the point in each year when the base salaries of officers of the Company are normally reviewed and possibly increased. In May 2005, the Committee considered whether economic conditions would warrant annual salary increases for Company personnel, including Company officers. The

Committee concluded that then-current economic conditions warranted general increases, subject to exceptions for special circumstances, and the Company followed that recommendation. Following a review of his performance, the Committee increased Mr. Adderley’s annual salary, effective June 2005, from $900,000 per year to $950,000 per year.

      Cash bonuses to the named executive officers, including Mr. Adderley, are subject to the terms of the Company’s Short-Term Incentive Plan. In accordance with that plan, in February 2005, the Committee established target and threshold goals based on corporate diluted earnings per share and a specific payout schedule for each executive showing a range of potential bonus amounts the executive could receive under the plan, which depended solely on the extent to which the Company’s actual 2005 diluted earnings per share met or exceeded the threshold. The entire potential bonus for Mr. Adderley and the other named executive officers was tied to this objectively determinable standard. The potential bonuses for other participants in the Plan were tied partially to this corporate earnings standard and partially to other performance goals, which were also established by the Committee and were set in light of the particular functions and responsibilities of the individual executives.

      The Committee increased Mr. Adderley’s 2005 Short-Term Incentive Plan “target bonus”, effective June 2005, from 100% to 120% of base salary. The Committee also reviewed and adjusted the Short-Term Incentive Plan “target bonus” levels for several other senior officers.

      The Company’s actual earnings per share for the year 2005 did exceed the payout threshold the Committee had established for the year. In February 2006, the Committee determined that, based on the schedule and the actual corporate earnings result, a cash bonus would be approved for 2005 for Mr. Adderley, for the named executive officers and other executives participating in the Short-Term Incentive Plan. Accordingly, the Committee approved a cash bonus of $926,000 for Mr. Adderley. The Committee also reviewed and approved cash bonuses for other officers.

Long-Term Compensation

      During the year, the Committee re-wrote the Performance Incentive Plan to provide greater flexibility, simplify understanding and assure compliance with the Internal Revenue Code. In conjunction with the re-write, the Plan was re-named the Equity Incentive Plan. The new Equity Incentive Plan was presented and approved at the 2005 Annual Meeting of the Stockholders.

      The long-term incentive compensation for the named executive officers can consist of cash and stock-based awards made under the Company’s Equity Incentive Plan. Non-Qualified Stock Options, Incentive Stock Options, and Restricted Stock Awards, are currently the only type of awards outstanding under the Equity Incentive Plan.

      The decision to grant stock-based awards is considered periodically by the Committee during each year. Stock-based awards may be given to new hires, employees promoted to new positions, and other key managers and executives as deemed appropriate by the Committee. The Committee has delegated authority to Mr. Adderley to award stock-based awards for new hires, employees promoted to new positions, and other key managers and executives below the rank of senior vice president. The Committee reviewed all stock-based awards approved by Mr. Adderley. Grant size was determined based on a guideline of option shares for each management level that is generally competitive with the median level of grants awarded by companies of similar size.

      During 2005, the Committee conducted reviews of compensation components for senior executive officers in companies of similar size. As a result of these reviews, the Committee during 2005 recommended that Mr. Adderley be awarded 9,600 Restricted Shares of the Company’s Class A common stock under the Company’s Equity Incentive Plan. These Restricted Shares vest over a three-year period. The Committee also reviewed and approved Restricted Shares for other senior officers, all of which vest over a three year period.

Retirement

      On an annual basis, the Committee reviews the discretionary Annual Company Contribution and the Company Matching Contribution rates for the Kelly Retirement Plan and the Management Retirement Plan. In February 2005, the Committee approved a 2% Annual Company Contribution for the 2004 Plan Year to both the Kelly Retirement Plan and the Management Retirement Plan. This represented an increase from the .5% Annual Company Contribution approved for the 2003 Plan year. The matching contributions to both plans remained unchanged.

Conclusion

      The Committee believes that the Company’s executive compensation program, providing as it does for competitive base salaries along with short and long-term incentive compensation opportunities, is an important factor in motivating executives as well as maintaining an appropriate focus on increasing stockholder value.

B. J. WHITE, Chair
J. E. DUTTON
M. A. FAY
V. G. ISTOCK
D. R. PARFET

Compensation Committee Interlocks and Insider Participation

      In 2005 the Compensation Committee members were B. J. White, Chair, J. E. Dutton, M. A. Fay, V. G. Istock and D. R. Parfet. During 2005, none of the Company’s executive officers served on the board of directors of any entities whose directors or officers serve on the Company’s Compensation Committee. No current or past executive officers of the Company or its subsidiaries serve on the Compensation Committee.

REPORT OF THE AUDIT COMMITTEE

Organization

      The Audit Committee of the Board of Directors is composed of three independent directors, as defined by applicable SEC rules and Nasdaq listing standards, and operates under a written charter adopted by the Board of Directors on May 15, 2000 and last amended by the Board of Directors in November 2005; a copy of the fully amended charter is attached to the proxy statement as Appendix A. The current members of the Audit Committee are J. E. Dutton, M. A. Fay, and D. R. Parfet (Chair). Mr. Parfet assumed the Chair of the Audit Committee in March 2006 after consultation with Nasdaq regarding the criteria for determining the independence of non-management directors. Concurrently, Messrs. Istock and White stepped down as members because they are deemed “affiliates” following their acceptance of appointments as individual trustees of the Terence E. Adderley Revocable Living Trust B, which controls a majority of the Class B shares.

Duties

      The Committee has the direct responsibility for the appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm. The Audit Committee’s responsibilities include monitoring the integrity of the Company’s financial statements, the Company’s system of internal controls over financial reporting, the qualifications, independence and performance of the Company’s independent registered public accounting firm, the qualifications and performance of the Company’s internal auditors and the Company’s compliance with legal and regulatory requirements. The Committee approves all audit, audit related, internal control related, tax and permitted non-audit services of the independent public accounting firm prior to engagement. The Audit Committee serves as the Company’s Qualified Legal Compliance Committee.

      Management is responsible for the preparation of the Company’s financial statements in accordance with generally accepted accounting principles and for the report on the Company’s internal control over financial reporting. PricewaterhouseCoopers LLP is responsible for auditing those financial statements and expressing an opinion as to their conformity with generally accepted accounting principles and for attesting to management’s assessment of internal controls over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board.

Pre-Approval Policy

      The Audit Committee has adopted a policy requiring pre-approval of all audit and non-audit services of the independent registered public accounting firm prior to their engagement by the Company. The policy is further described in the Audit Committee Charter attached to the proxy statement as Appendix A.

Review and Independent Registered Public Accounting Firm

      The Audit Committee has reviewed the Company’s audited consolidated financial statements and management’s report on the Company’s internal control over financial reporting and discussed such statements and report with the Company’s management and with PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm for fiscal year 2005. The Audit Committee has discussed with its independent registered public accounting firm the matters required to be discussed by Statement of Auditing Standards No. 61, “Communication with Audit Committees.”

      The Audit Committee received from PricewaterhouseCoopers LLP the written disclosures required by Independence Standards Board Standard No. 1 and discussed the same with PricewaterhouseCoopers LLP, including their independence.

Recommendation

      Based upon the forgoing review, discussions and reports, and subject to the limitations on the role of the Audit Committee set forth in its Charter, the Audit Committee recommended to the Board of Directors of the Company that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 1, 2006, and be filed with the U.S. Securities and Exchange Commission.

      This report is submitted by the Audit Committee of the Board of Directors.

D. R. PARFET, CHAIR
J. E. DUTTON
M. A. FAY

AUDIT AND RELATED FEES

Audit Fees

      Aggregate fees for professional services rendered by PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, in connection with its audit of the Company’s consolidated financial statements for the years ended January 1, 2006 and January 2, 2005 and its limited reviews of the Company’s unaudited condensed consolidated interim financial statements were $1,949,521 and $1,903,185, respectively.

Audit Related Fees

      For the years ended January 1, 2006 and January 2, 2005, fees for professional services rendered by PricewaterhouseCoopers, primarily in connection with audits of employee benefit plans, totaled $45,500 and $55,876, respectively.

Tax Fees

      For the years ended January 1, 2006 and January 2, 2005, fees for professional services rendered by PricewaterhouseCoopers in connection with tax compliance, tax planning, and advice totaled $329,419 and $351,824, respectively.

All Other Fees

      For the years ended January 1, 2006 and January 2, 2005, fees for a professional research tool provided by PricewaterhouseCoopers totaled $1,500 in each year.

EXECUTIVE COMPENSATION

Summary Compensation Table

      The following table sets forth all compensation paid or accrued for services rendered to the Company and its subsidiaries for the last three fiscal years by the Chief Executive Officer and the four highest-paid executive officers, as well as the total compensation paid to each individual during the Company’s last three fiscal years:

				Long-Term Compensation

		Annual Compensation		Awards		Payouts

					Number of
				Restricted	Shares	Long-Term
Name and				Share	Underlying	Incentive Plan	All Other
Principal Position	Year	Salary	Bonus	Award(s)(1)	Options	Payouts	Compensation(2)

T. E. Adderley	2005	$929,167	$926,000	$1,453,072	0	$0	$212,286	(3)
Chairman and	2004	870,833	839,000	224,160	24,000	0	174,527	(4)
Chief Executive Officer	2003	830,000	0	428,116	65,000	0	46,845

C. T. Camden	2005	$764,583	$625,000	$1,089,804	0	$0	$79,955
President and	2004	729,167	568,000	168,120	18,000	0	43,750
Chief Operating Officer	2003	700,000	0	369,244	45,000	0	32,235

M. L. Durik	2005	$589,583	$396,000	$726,536	0	$0	$55,175
Executive Vice President	2004	554,167	330,000	112,080	12,000	0	29,750
and Chief Administrative Officer	2003	525,000	0	199,340	25,000	0	3,040

W. K. Gerber	2005	$570,000	$294,000	$726,536	0	$0	$53,460
Executive Vice President	2004	570,000	321,000	84,060	9,000	0	34,200
and Chief Financial Officer	2003	570,000	0	73,590	15,000	0	29,880

Daniel T. Lis	2005	$291,667	$132,000	$363,268	0	$0	$23,500
Senior Vice President,	2004	229,166	100,000	84,060	9,000	0	13,750
General Counsel and	2003	100,000	0	24,910	3,750	0	1,500
Corporate Secretary

(1)	Restricted Shares of the Company’s Class A common stock were awarded in June 2005, February 2005, June 2004, November 2003, July 2003 and June 2003. The shares awarded vest in three or five equal annual installments beginning one year after the date of grant. The above amounts represent the fair market value of the entire award for each executive officer at the grant date. The number of shares awarded in 2005 were: T. E. Adderley, 49,600; C. T. Camden, 37,200; M. L. Durik 24,800; W. K. Gerber, 24,800; and D. T. Lis, 12,400. The number of shares awarded in 2004 were: T. E. Adderley, 8,000; C. T. Camden, 6,000; M. L. Durik, 4,000; W. K. Gerber, 3,000; and D. T. Lis, 3,000. The number of shares awarded in 2003 were: T. E. Adderley, 17,200; C. T. Camden, 14,800; M. L. Durik, 8,000; W. K. Gerber, 3,000; and D.T. Lis, 1,000. Mr. Lis joined the Company July 1, 2003.

At the last business day of the Company’s 2005 fiscal year the aggregate number of unvested Restricted Shares of the Company’s Class A common stock held by the executive officers named in the Summary Compensation Table and the value of these shares, based upon the $26.22 per share closing price of the Company’s Class A common stock on that date, were as follows:

Name	No. of Shares	Value

T. E. Adderley	60,666	$1,590,663
C. T. Camden	46,132	1,209,581
M. L. Durik	30,132	790,061
W. K. Gerber	27,799	728,890
D. T. Lis	14,732	386,273

(2)	Represents Company contributions to non-qualified defined contribution/ deferred compensation plan for officers and certain other management employees known as the Management Retirement Plan.

(3)	Represents sum of Company automobile allowance ($8,100), dividends on restricted stock awards ($24,359), Company provided life insurance ($17,304), Company contributions to non-qualified defined contributions/deferred compensation plan for officers and certain other employees known as the Management Retirement Plan ($106,090), the aggregate incremental cost to the Company of airplane usage ($54,318) and miscellaneous other annual compensation ($2,115).

(4)	Represents sum of Company automobile allowance ($8,100), dividends on restricted stock awards ($9,526), Company provided life insurance ($35,844), Company contributions to non-qualified defined contributions/deferred compensation plan for officers and certain other employees known as the Management Retirement Plan ($52,250), the aggregate incremental cost to the Company of airplane usage ($68,145) and miscellaneous other annual compensation ($662).

Option Grants in 2005

      There were no stock option grants made by the Company in 2005 under the Company’s Equity Incentive Plan.

Option Exercises During 2005 and Year-End Option Values

      The following table shows stock option exercises during 2005 by each of the officers named in the Summary Compensation Table and the value of unexercised options at fiscal year end 2005:

			Number of
			Shares Underlying		Value of Unexercised
			Unexercised Options		In-the-Money
	Number of		at Year-End		Options at Year-End
	Shares Acquired	Value
Name	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

T. E. Adderley	0	$0	510,834	37,666	$588,407	$32,483
C. T. Camden	0	$0	178,336	26,997	$162,176	$21,212
M. L. Durik	0	$0	60,668	16,331	$52,430	$12,016
W. K. Gerber	11,000	$80,172	105,002	10,998	$57,240	$8,450
D. T. Lis	0	$0	5,502	7,248	$3,276	$1,638

Long-Term Incentive Plans — Awards in Last Fiscal Year Table

      There were no performance share awards made by the Company in 2005 under the Company’s Equity Incentive Plan.

Performance Graph

      The following graph compares the cumulative total return of the Company’s Class A common stock with that of the S&P Composite 1500 Human Resource & Employment Services Index and the S&P MidCap 400 Index for the five years ended December 31, 2005. The graph assumes an investment of $100 on December 31, 2000 and that all dividends were reinvested.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN

Assumes Initial Investment of $100
December 31, 2000 — December 31, 2005

	2000	2001	2002	2003	2004	2005

Kelly Services, Inc.	$100.00	$95.92	$110.03	$129.17	$138.52	$122.03

S&P MIDCAP 400 Index	$100.00	$99.39	$84.97	$115.25	$134.25	$151.11

S&P Composite 1500 Human Resource & Employment Services Index	$100.00	$91.26	$68.29	$102.27	$122.79	$142.89

Information Not Deemed Filed

      The Compensation Committee Report, the Audit Committee Report, the Audit Committee Charter, references to the independence of directors serving on the Audit Committee, and the Performance Graph are not deemed to be “soliciting material” or “filed” with the Securities and Exchange Commission, are not subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed incorporated by reference into any of the filings previously made or made in the future by the Company under the Exchange Act or the Securities Act of 1933, as amended (except to the extent the Company specifically incorporates any such information into a document that is filed).

Matters to be Brought Before the Meeting

Election of Directors
Proposal 1

      The Board of Directors is divided into three classes with each class generally elected for a three-year term. Under the Certificate of Incorporation, the Board of Directors shall consist of no fewer than five (5) and no more than nine (9) members, the exact number of Directors to be determined from time to time by the Board of Directors. The Board of Directors has fixed the number of Directors constituting the whole Board at seven (7).

      The Board of Directors recommends that the nominees named below be elected to serve as Directors. Dr. Fay and Messrs. Istock and Parfet will serve for three (3) year terms ending at the Annual Meeting of Stockholders held after the close of the fiscal year ending December 28, 2008.

      If a nominee is unavailable for election for any reason on the date of the election of the Director (which event is not anticipated), the persons named in the enclosed form of proxy may vote for the election of a person designated by a majority of the proxy attorneys present at the Annual Meeting. The Director will be elected by a plurality of the votes cast by holders of Class B common stock who are present in person, or represented by proxy, and entitled to vote at the Annual Meeting.

      Listed below are the names of the persons nominated for election as Directors of the Company (each is currently a Director of the Company), and of the Directors of the Company whose terms of office will continue after the Annual Meeting, their ages, principal occupations, other public companies of which they are directors, occupations held during the past five years (unless otherwise stated, the occupations listed have been held during the entire past five years), the year in which they first became a director of the Company and the year in which their term as a Director is scheduled to expire (information provided as of March 14, 2006).

	Year of		Year First
	Expiration of	Principal	Elected as
Name and Age	Elective Term	Occupation	Director

Nominees for Election as Director to be Elected for a Three-Year Term
M. A. Fay, O.P. Age 71	2006	President Emeritus of the University of Detroit Mercy; President (1983 - 2004). Formerly: Director of Bank One Corporation.	1997
V. G. Istock Age 65	2006	Non-Executive Chairman of the Board of Directors. Retired Chairman of Bank One Corporation; Director of Masco Corporation and Rockwell Automation, Inc. Formerly: Chairman, President and Chief Executive Officer of First Chicago NBD Corporation; Chairman and Chief Executive Officer of First National Bank of Chicago; Chairman and Chief Executive Officer of NBD Bancorp, Inc; Director of Bank One Corporation; First Chicago NBD Corporation; and Federal Reserve Bank of Chicago.	1991

	Year of		Year First
	Expiration of	Principal	Elected as
Name and Age	Elective Term	Occupation	Director

D. R. Parfet Age 53	2006	Managing Director of Apjohn Group, LLC (business development firm focused on creating new commercial opportunities in the life sciences (2001); General Partner of Apjohn Ventures Fund (2002); Chairman, Biacore International AB. Formerly: Senior Vice President at Pharmacia Corporation (2000).	2004
Continuing Directors
T. E. Adderley Age 72	2007	Served as Chairman and Chief Executive Officer of the Company from 1998 until February 2006. Formerly: Director of DTE Energy Company and First Chicago NBD Corporation.	1962
J. E. Dutton Age 53	2007	Professor of Business Administration of the University of Michigan Business School (1996); Professor of Psychology (2002).	2004
C. T. Camden(a) Age 51	2008	President and Chief Executive Officer (2006). Formerly: President and Chief Operating Officer (2001); Executive Vice President of Operations, Sales and Marketing (1997).	2002
B. J. White Age 58	2008	President, University of Illinois (2005); Trustee, Equity Residential, Inc. Formerly: Professor of Business Administration, Dean of the University of Michigan Business School (2001), and Interim President of the University of Michigan (2002); Managing Director, Fred Alger Management, Inc. (2003).	1995

(a)	Mr. Camden is a director and executive officer of virtually all subsidiaries of the Company.

Approval of Amendment to 1999 Non-Employee Directors Stock Option Plan

      At the Company’s 1999 annual meeting, the stockholders approved the Kelly Services, Inc. 1999 Non-Employee Directors Stock Option Plan (the “1999 Plan”). On February 8, 2006, the Board of Directors adopted an amendment to the 1999 Plan that would increase the number of shares of Class A common stock available for awards under the 1999 Plan from 100,000 to 250,000 shares. The Board of Directors is recommending that stockholders approve this amendment to the 1999 Plan at the annual meeting. The continued availability of shares for awards under the 1999 Plan will be integral to the Board’s continuing efforts to attract and retain qualified non-employee directors and to continue to align their interests with those of the stockholders.

      As of March 14, 2006, a total of 95,000 stock options were outstanding under the 1999 Plan. If all of these outstanding stock options were exercised, they would represent approximately 0.3 percent of our outstanding shares of Class A common stock.

      If the proposed amendment to the 1999 Plan is approved by the stockholders, a total of 155,000 additional shares will be available for future awards under the 1999 Plan. If all 250,000 stock options then available are exercised, stock options under the 1999 Plan would represent approximately 0.8 percent of our outstanding shares of Class A common stock.

      A summary of the principal features of the 1999 Plan is provided below, but it is qualified in its entirety by reference to the full text of the 1999 Plan that was filed electronically with this proxy statement with the Securities and Exchange Commission and is attached to this proxy statement as Appendix B.

Description of the 1999 Plan

      Purpose. The purpose of the 1999 Plan is to attract and retain individuals of exceptional ability to serve as non-employee directors of the Company and to more closely align their interests with those of the stockholders.

      Administration. The 1999 Plan is administered by the Board of Directors or any other committee designated by the Board of Directors to administer the 1999 Plan. The administration of the Plan is in accordance with all applicable criteria under Securities and Exchange Commission Rule 16b-3.

      Eligibility. Only a member of the Board of Directors who is not an employee of the Company or any affiliated entity may be granted options under the 1999 Plan.

      Available Shares. The 1999 Plan currently provides that the maximum number of shares available for the settlement of options is 100,000 shares. The proposed amendment to the 1999 Plan would increase the number of shares available for settlement of options under the 1999 Plan from 100,000 to 250,000 shares.

      Exercisability of Options. At the time of grant, the Board of Directors will specify the time at which any portion of an option first becomes exercisable and the latest date on which the option may be exercised. The expiration date of an option will be no later than ten years after the date of grant. In addition, each option will terminate in its entirety at the earlier of (i) the third anniversary of the date on which the former director ceases to be a director, (ii) the date on which written notice of termination of the option is given to the former director or such later date specified in the notice, or (iii) the expiration date of the option.

      Option Price. The Board of Directors will determine the exercise price per share of options but in no event will the exercise price be less than the fair market value of a share of Class A common stock on the date the option is granted. Payment for the shares of Class A common stock is to be made in cash on the effective date of the exercise of the option.

Change in Control

      The Board of Directors has the right to make adjustments to options under the 1999 Plan in the event of a reorganization or recapitalization, merger, consolidation or similar transaction involving the Company. The Board of Directors may make adjustments as it may deem appropriate in the number and kind of shares covered by outstanding options and the per share exercise price of such options under the 1999 Plan.

Amendment of the 1999 Plan

      The Board of Directors has the right and power to amend the 1999 Plan. The Board of Directors, however, may not amend the 1999 Plan in a manner which would impair or adversely affect the rights of the holder of an outstanding option without the holder’s consent. No material amendment or modification of the 1999 Plan may be made without stockholder approval.

Market Price of the Common Stock

      As of March 14, 2006, the market value of the Class A common stock was $27.35 per share, based on the closing price of the Class A common stock as reported by The Nasdaq National Market.

Required Vote

      The proposal to approve the 1999 Plan will be carried if it receives the affirmative vote of the holders of a majority of the Company’s Class B common stock present in person or by proxy and entitled to vote at the Annual Meeting. For purposes of this stockholder vote, any shares that are the subject of a broker non-vote will not be considered present, but any shares for which abstention is registered will be considered present. Accordingly, any broker non-vote on the proposal will have no effect on the outcome of the vote, while any abstention registered with respect to the proposal will have the same effect as a vote “against” the proposal.

Recommendation of the Board of Directors

      The Board of Directors recommends a vote FOR approval of the amendment to the 1999 Non-Employee Directors Stock Option Plan.

Relationship with Independent Registered Public Accounting Firm

Proposal 3

      The Board of Directors of the Company has appointed the firm of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the current fiscal year ending December 31, 2006, subject to ratification by the stockholders. This firm has served as the Company’s independent registered public accounting firm for many years and is considered to be well qualified by the Board of Directors. As in prior years, a representative of that firm will be present at the Annual Meeting and will have the opportunity to respond to appropriate questions. Fees paid to PricewaterhouseCoopers LLP for fiscal year 2005 are set forth on page 16 of this Proxy Statement under the heading Audit and Related Fees.

      The Board unanimously recommends that the proposal to ratify the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for 2006 be approved. If stockholders fail to approve this proposal, the Board will reconsider the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for the year 2006.

      The proposal to ratify the appointment of PricewaterhouseCoopers LLP will be carried if it receives the affirmative vote of the holders of a majority of the Company’s Class B common stock present in person or by proxy and entitled to vote at the Annual Meeting.

Stockholder Proposals

      Proposals of stockholders intended to be presented at the next Annual Meeting must be received by the Corporate Secretary, Kelly Services, Inc., 999 West Big Beaver Road, Troy, Michigan 48084, no later than January 10, 2007.

Other Matters

      At the date of this Proxy Statement the Company knows of no matters, other than the matters described herein, that will be presented for consideration at the Annual Meeting. If any other matters do properly come before the Annual Meeting, all proxies signed and returned by holders of the Class B common stock, if not limited to the contrary, will be voted thereon in accordance with the best judgment of the persons voting the proxies.

      A copy of the Company’s printed summary Annual Report and Annual Report on Form 10-K as of January 1, 2006, the close of the Company’s latest fiscal year, has been mailed to each stockholder of record. The expense of preparing, printing, assembling, and mailing the accompanying form of proxy and the material used in the solicitation of proxies will be paid by the Company. In addition, the Company may reimburse brokers or nominees for their expenses in transmitting proxies and proxy material to principals.

      It is important that the proxies be returned promptly. Therefore, stockholders are urged to execute and return the enclosed form of proxy in the enclosed postage prepaid envelope.

By Order of the Board of Directors

DANIEL T. LIS
Corporate Secretary

APPENDIX A

KELLY SERVICES, INC.

AUDIT COMMITTEE CHARTER

As Amended on November 3, 2005

Purpose

      Oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company. The Committee will assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the independent auditor’s qualifications and independence, (3) the performance of the Company’s internal audit function and independent auditors and (4) compliance by the Company with legal and regulatory requirements.

      The Committee will serve as the Company’s Qualified Legal Compliance Committee (“QLCC”).

Organization and Authority

      The Board shall annually appoint three or more of its members to serve as members of the Committee and shall designate the Chairman of the Committee from among the members of the Committee. The members of the Committee shall meet the independence and experience requirements set forth in the Nasdaq rules and the rules and regulations of the Securities and Exchange Commission (SEC). At least one member of the Committee shall be an “audit committee financial expert” as defined by the SEC.

      No member of the Committee shall simultaneously serve on the audit committees of more than two other public companies without the prior approval of the Board of Directors.

      The Committee may delegate authority to one or more designated members of the Committee.

      The Committee shall have the authority to perform the duties listed in this charter.

Procedural Matters

      The Committee shall meet at such times as the Committee shall consider appropriate to fulfill its duties, but not less frequently than quarterly. A majority of the Committee shall constitute a quorum for the transaction of business and a vote of a majority of the members present at any meeting at which a quorum is present shall constitute the action of the Committee.

      The Committee will keep a record of its meetings and report on them to the Board. The Committee may meet by telephone or videoconference and may take action by written consent in lieu of meeting.

Duties

Independent Auditor

      1. The Committee is directly responsible for the appointment, compensation, retention and oversight of the independent auditor engaged for the purpose of preparing or issuing the annual audit report or performing other audit, review or attest services for the Company (including resolution of disagreements between management and the auditors regarding financial reporting). The independent auditor reports directly to the Committee.

      2. Approve all audit, audit related, internal control related, tax and permitted non-audit services of the independent auditor prior to engagement by the Company. Pre-approval is delegated to the Chair of the Audit Committee so long as all such pre-approvals are presented to the full Audit Committee at a regularly scheduled meeting.

      3. Consider in consultation with the independent auditor and the head of Internal Audit, the audit scope and plan of external and internal audits, the involvement of the internal auditors in the audit examination, and the independent auditor’s responsibility under generally accepted auditing standards.

      4. Obtain a formal written statement from the independent auditor delineating all relationships between the auditors and the Company consistent with Independence Standards Board Standard No. 1, discuss with the independent auditor the scope of any such disclosed relationships and their impact or potential impact on the independence and objectivity of the independent auditor and make a recommendation to the Board based on its findings.

Financial Reporting

      5. Review with management and the independent auditor:

•	The Company’s quarterly and annual earnings press releases.

•	The Company’s quarterly and annual financial statements including the quarterly reports on Form 10-Q and the annual report on Form 10-K filed with the Securities and Exchange Commission.

•	The Company’s disclosure controls and procedures then monitor results quarterly.

•	The Company’s critical accounting policies as disclosed in its Form 10-K annual report.

•	The independent auditor’s audit of the financial statements and its associated report, including any opinions rendered in connection with the financial statements. This includes any related management letter and management’s response to the recommendations.

•	Any significant changes required in the independent auditor’s audit plan.

•	Any serious difficulties encountered in the conduct of the audit or disputes with management during the audit.

•	Any major issues as to the adequacy of the Company’s internal controls, any special steps adopted in light of material control deficiencies and the adequacy of disclosures about changes in internal control over financial reporting.

•	The Company’s internal control report and the independent auditor’s attestation of the report prior to the filing of the Company’s Form 10-K.

Internal Audit

      6. Review with management and the head of Internal Audit:

•	Significant findings during the year and management’s responses.

•	The Internal Audit Department’s scope and responsibilities, budget and staffing, internal audit plan and recommended changes in the planned scope of the internal audit.

•	The results of their review of officers’ expense reports.

•	Review and concur with management on the appointment, replacement, reassignment or dismissal of the Head of Internal Audit.

Ethical and Legal Compliance

      7. Meet periodically with the head of Internal Audit and the independent auditor in separate executive sessions. The Committee may also call into executive session other senior officers, including particularly the General Counsel and retained counsel.

      8. Establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding potential fraud, ethics violations, accounting, internal accounting controls or auditing matters and the confidential, anonymous submissions by the Company’s employees.

Reports

      9. Include in the Company’s proxy statement a report of the Audit Committee, as required by the SEC, that “based on the review and discussion of the audited financial statements with management and the independent auditors, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for filing with the Commission.” In addition, the report must state whether:

•	The Audit Committee discussed with the independent auditors those matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees).

•	The Audit Committee has received from the auditors certain disclosures regarding the auditor’s independence required by Independence Standards Board Standard No. 1.

•	The Board of Directors has adopted a written charter for the Audit Committee (a copy of the charter must be included as an appendix to the Company’s proxy statement at least once every three years).

•	The Audit Committee members are “independent” as defined by the Nasdaq rules.

General

      10. The Audit Committee shall have the authority to engage and determine funding for independent legal, accounting or other consultants to advise the Committee.

      11. The Audit Committee will have such additional duties and responsibilities as may be provided in applicable Nasdaq rules and the rules and regulations of the Securities and Exchange Commission, as in effect from time to time.

      12. The Audit Committee will assess its performance annually.

      13. The Audit Committee will review the written Audit Committee Charter annually.

      14. The Committee shall be responsible for any other matters expressly delegated to the Committee by the Board from time to time.

Qualified Legal Compliance Committee

      15. When functioning as the Company’s QLCC, the Audit Committee shall have the duty and authority to:

•	Receive reports of potential material violations by the Company or any of its officers, directors, employees or agents, of applicable U.S. federal or state law or of a fiduciary duty arising under such law;

•	Inform the Company’s Chief Executive Officer and General Counsel of any such report;

•	Determine whether an investigation is necessary, and if so, to notify the Board of Directors, initiate an investigation, and retain additional expert personnel as necessary;

•	Handle reported matters according to written procedures;

•	At the conclusion of any such investigation, recommend implementation of an “appropriate response” (as defined by rule or regulation of the SEC) and inform the Chief Executive Officer and General Counsel of the results of such investigation and the appropriate remedial measures to be adopted;

•	Take all other appropriate action, including, as required by law, notifying the SEC if the Company fails to implement an appropriate response recommended by the Committee.

Limitation of Audit Committee’s Role

      While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent accountants.

Appendix B

KELLY SERVICES, INC

1999 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

      SECTION I — Purposes

      The purposes of this 1999 Non-Employee Directors Stock Option plan are to assist the Company in attracting and retaining individuals of exceptional ability to serve as its directors and to more closely align their interests with those of the Company’s shareholders.

      SECTION 2 — Certain Definitions

      The following terms have the following respective meanings under the Plan:

      “Affiliated Entity” means any corporation, partnership, or other business enterprise in which the Company directly or indirectly has a significant equity interest under generally accepted accounting principles.

      “Board” means the Board of Directors of the Company.

      “Company” means Kelly Services, Inc.

      “Fair Market Value” means, for any given date: (i) if the Shares are then listed for trading on one or more national securities exchanges (including for this purpose the NASDAQ “National Market”), the average of the high and low sale prices for a Share on the principal such exchange on the date in question (or, if no Share traded on such exchange on such date, the next preceding date on which such trading occurred); (ii) if (i) is then inapplicable but bid and asked prices for Shares are quoted through NASDAQ, the average of the highest bid and lowest asked prices so quoted for a Share on the date in question (or, if no prices for Shares were quoted on that date, the next preceding date on which they were quoted); and (iii) if both (i) and (ii) are inapplicable, the fair market value of a Share on the date in question as determined in good faith by the Board.

      “Exchange Act” means the Securities Exchange Act of 1934, as amended.

      “NASDAQ” means the National Association of Securities Dealers, Inc. Automated Quotation System.

      “Non-Employee Director” means a member of the Board who is not an employee of the Company or any Affiliated Entity.

      “Option” means an option to purchase Shares granted under the Plan.

      “Plan” means this 1999 Non-Employee Directors Stock Option Plan.

      “Rule 16b-3” means Securities and Exchange Commission Rule 16b-3 (or any successor rule or regulation), as in effect and applicable to the Company at a given time.

      “Shares” means shares of the Company’s Class A common stock, par value $1.00 per share, or such other securities or other property as may become subject to an Option pursuant to an adjustment made under Section 6 hereof.

      SECTION 3 — Administration

      3.1 The Plan shall be administered by the Board, which shall have full power and authority to prescribe and amend the forms of option agreements, notices, and all other documents or instruments required under or determined by the Board to be advisable with respect to the Plan, to establish, revise, suspend, and waive such rules and procedures and appoint such agents as it deems appropriate for the administration or operation of the Plan, to construe and interpret the Plan, any option agreement, and any other instrument or document relating to the plan or any Option, to decide any question and settle any dispute which may arise in connection with the Plan or any Option, and to make any other determination, and take any other action that the Board deems necessary or desirable for the administration or operation of the Plan. All interpretations, determinations, or other decisions of the Board concerning the Plan or any Option shall be conclusive and binding upon all interested parties.

      3.2 Notwithstanding the foregoing or any other provision of the Plan to the contrary, however, it being the intention that all Options shall satisfy all then applicable criteria under Rule 16b-3, the Board shall have no authority or discretion at any time to make any determination or take any other action which would cause any Option then outstanding or which thereafter may be granted to fail to meet such criteria.

      SECTION 4 — Eligibility

      The only persons who shall be granted Options are those individuals who at time of grant are Non-Employee Directors.

      SECTION 5 — Available Shares

      Subject to adjustment as provided in Section 7, the aggregate maximum number of Shares available for settlement of Options is 250,000, which Shares may be either authorized and issued Shares acquired by the Company and held in its treasury (“treasury shares”) or authorized and unissued Shares. There shall be reserved at all times for issuance under the Plan a number of Shares equal to the aggregate maximum number of Shares that may be issued in settlement of Options then outstanding and which thereafter may be granted under the Plan, less the number of treasury shares then reserved for Options. If an Option terminates or expires for any reason without having been exercised in full, the Shares subject to the Option immediately prior to such expiration or termination shall again become available for grants under the Plan.

      SECTION 6 — Option Terms

      6.1 Each Option shall be evidenced by a written option agreement in form approved by the Board, which agreement shall identify the Option as one granted under the Plan, the name of the grantee, and the date of grant, set forth the number of Shares subject to the Option, the exercise price per Share (which shall be the Fair Market Value of a Share on the grant date, or higher), and, either expressly or by reference to the Plan, the other terms and conditions of the Option; provided that, in the event of any inconsistency between the Plan and the agreement, the terms of the Plan shall govern.

      6.2 The number of Shares subject to an Option, the time at which the Option or any portion thereof first becomes exercisable (which may be the date of grant) and the latest date on which the Option may be exercised (the “expiration date”) shall be as specified at the time of grant; provided, however, that the expiration date of an Option shall be no later than ten (10) years after the date of grant. Each Option shall terminate in its entirety at the earlier of (i) the third anniversary of the date on which the grantee ceased to be a Company director; (ii) the date on which written notice of termination of the Option is given to the former director or such later date as is specified in that notice; or (iii) the expiration date of the Option. Each Option shall be non-transferable except by will or the laws of descent and distribution, and during the lifetime of the grantee may be exercised only by the grantee.

      6.3 To the extent then exercisable, an Option may be exercised, in whole or in part, by delivery to the Secretary of the Company (or any such other Company officers or employees as the Board from time to time may designate) of a written notice of exercise in form acceptable to the Board and payment in full in cash of the aggregate exercise price for the number of shares for which the Option is being exercised; provided, however, an Option may not be exercised in whole or in part during the thirty (30) day period following the date the grantee ceases to be a Company director.

      SECTION 7 — Adjustments

      In the event of a reorganization or recapitalization, merger, consolidation or similar transaction involving the Company, a stock-on-stock dividend or split, spin-off, reverse split or combination of the Company’s Class A common stock, a rights offering, or any other change in the corporate or capital structure of the Company affecting the Class A Common Stock, the Board shall make such adjustments as it may deem appropriate in the number and kind of shares which thereafter may be made subject to Options and in the numbers and kind of shares covered by outstanding Options and the per share exercise price of such Options. In the event of a merger, consolidation, or combination in which the consideration issued with respect to Shares is a combination of different types of property, the Board may designate the property or combination of property to be received upon the exercise of each such outstanding Option.

      SECTION 8 — Miscellaneous

      8.1 The Board may at any time and from time to time amend, modify, suspend or terminate the Plan, with or without the approval of shareholders of the Company, except that: (i) no amendment or modification of the Plan shall be effective without shareholder approval at any time at which such approval is required, either by the applicable rules of any securities exchange (including the NASDAQ National Market) on which Company stock is then principally traded, or by Rule 16b-3; and (ii) none of the foregoing actions by the Board shall adversely affect any then outstanding Option without the holder’s consent.

      8.2 The Plan has been adopted by the Board subject to shareholder approval by the holders of the Company’s Class B common stock. All Options granted prior to such shareholder approval shall be subject to such approval.

      8.3 If at any time the Board shall determine that the listing, registration, or qualification of any Shares upon any national securities exchange or under any federal, state, local or foreign law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issuance or delivery of Shares pursuant to the Plan, then, notwithstanding any other provision of the Plan to the contrary, no Shares shall be issued or delivered unless and until such listing, registration, qualification, consent, or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Board.

      8.4 Neither the grantee of an Option, nor any other person to whom the Option or the grantee’s rights thereunder may pass, shall be, or have any rights or privileges of, a holder of Shares in respect of any Shares subject to such Option, unless and until it has been duly exercised and certificates representing such Shares have been issued in the name of such grantee or other person.

      8.5 The Company shall have the right to require the holder of an Option to make payments in cash upon the exercise of the Option, in connection with any obligation of the Company to withhold taxes upon such exercise. Any such required payment shall be a condition precedent to settlement of such Option.

      8.6 The Plan and all actions taken under it shall be governed by the internal laws of the State of Delaware.

KELLY SERVICES, INC.

999 West Big Beaver Road
Troy, Michigan 48084

Solicited by the Board of Directors
for the Annual Meeting of Stockholders on May 10, 2006

     The undersigned hereby appoints as Proxies Michael L. Durik, William K. Gerber and Daniel T. Lis, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of Class B Common Stock of Kelly Services, Inc. (the “Company”) held of record by the undersigned on March 14, 2006 at the Annual Meeting of Stockholders to be held on May 10, 2006 or any postponement or adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

PLEASE MARK, DATE AND SIGN ON THE REVERSE SIDE AND RETURN THIS PROXY CARD PROMPTLY
USING THE ENCLOSED ENVELOPE.
NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES OF AMERICA.

Please sign this Proxy exactly as your name(s) appear(s) on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

Address Change/Comments (Mark the corresponding box on the reverse side)

You can now access your Kelly Services, Inc. account online.

Access your Kelly Services, Inc. shareholder account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, Transfer Agent for Kelly Services, Inc., now makes it easy and convenient to get current information on your shareholder account.

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• View certificate history	• Make address changes
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For Technical Assistance Call 1-877-978-7778 between 9am-7pm
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THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS.

Please Mark Here for Address ☐ Change or Comments SEE REVERSE SIDE

1. Election of Directors.	FOR ALL	WITHHOLD	FOR ALL EXCEPT	2.	Approval of Amendment to 1999 Non-Employee Directors Stock Option Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐
01 Maureen A. Fay, O.P. 02 Verne G. Istock 03 Donald R. Parfet	☐	☐	☐	3.	Ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for 2006.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Instructions: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and write the name of the nominee(s) in the space provided below.				4.	In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting.

				Please be sure to sign and date this Proxy.

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.